Filed Pursuant to Rule 424(b)(2)
Registration No. 333-203125

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum aggregate offering price	Amount of registration fee
3.200% Senior Notes due 2023	$1,250,000,000	$155,625(1)
Floating Rate Senior Notes due 2023	$350,000,000	$43,575(1)
3.800% Senior Notes due 2028	$1,400,000,000	$174,300(1)
Total	$3,000,000,000	$373,500(1)

(1)	The total filing fee of $373,500 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To prospectus dated March 31, 2015)

Capital One Financial Corporation

$1,250,000,000 3.200% Senior Notes Due 2023

$350,000,000 Floating Rate Senior Notes Due 2023

$1,400,000,000 3.800% Senior Notes Due 2028

We will pay interest on the 3.200% senior notes due 2023 (the “2023 fixed rate notes”) semi-annually in arrears on January 30 and July 30 of each year. We will make the first interest payment on the 2023 fixed rate notes on July 30, 2018. The 2023 fixed rate notes will mature on January 30, 2023.

We will pay interest on the floating rate senior notes due 2023 (the “floating rate notes”) quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, at a rate equal to the then applicable 3 month U.S.-dollar LIBOR rate plus 0.720% quarterly in arrears. We will make the first interest payment on the floating rate notes on April 30, 2018. The floating rate notes will mature on January 30, 2023.

We will pay interest on the 3.800% senior notes due 2028 (the “2028 fixed rate notes” and, together with the 2023 fixed rate notes and the floating rate notes, the “notes”) semi-annually in arrears on January 31 and July 31 of each year. We will make the first interest payment on the 2028 fixed rate notes on July 31, 2018. The 2028 fixed rate notes will mature on January 31, 2028.

We have the option to redeem the 2023 fixed rate notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, in whole or in part at any time after December 30, 2022 (which is the date that is one month prior to the maturity date of the 2023 fixed rate notes). See “Description of the Notes—Optional Redemption.”

We have the option to redeem the floating rate notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, in whole or in part at any time after December 30, 2022 (which is the date that is one month prior to the maturity date of the floating rate notes). See “Description of the Notes—Optional Redemption.”

We have the option to redeem the 2028 fixed rate notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, in whole or in part at any time after December 31, 2027 (which is the date that is one month prior to the maturity date of the 2028 fixed rate notes). See “Description of the Notes—Optional Redemption.”

The notes will be our unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness that may be outstanding from time to time.

We will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. There is no sinking fund for the notes. The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

	Price to Public		Underwriting Discounts and Commissions	Proceeds to Capital One (Before Expenses)
Per 2023 Fixed Rate Note	99.881	%(1)	0.35%	99.531%
2023 Fixed Rate Notes Total	$1,248,512,500.00		$4,375,000.00	$1,244,137,500.00
Per Floating Rate Note	100.000	%(1)	0.35%	99.650%
Floating Rate Notes Total	$350,000,000.00		$1,225,000.00	$348,775,000.00
Per 2028 Fixed Rate Note	99.802	%(1)	0.45%	99.352%
2028 Fixed Rate Notes Total	$1,397,228,000.00		$6,300,000.00	$1,390,928,000.00

Total	$2,995,740,500.00		$11,900,000.00	$2,983,840,500.00

(1)	Plus accrued interest, if any, from January 30, 2018.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants, including Euroclear System and Clearstream Banking, S.A., on or about January 30, 2018, which is the third business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery will be required by virtue of the fact that the notes initially will settle in three business days to specify alternative settlement arrangements to prevent a failed settlement. Because our affiliate, Capital One Securities, Inc., is participating in the sale of the notes, the offering is being conducted in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121, as administered by FINRA.

Joint Book-Running Managers

Citigroup	Credit Suisse	Goldman Sachs & Co. LLC	Morgan Stanley	Capital One Securities

Co-Managers

Academy Securities	CastleOak Securities, L.P.	Ramirez & Co., Inc.	The Williams Capital Group, L.P.

The date of this prospectus supplement is January 25, 2018.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the notes in two separate documents: (1) this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), which describes the specific terms of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus, and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the notes that are being offered by this prospectus supplement. If information in this prospectus supplement or any related free writing prospectus, if any, is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement and such related free writing prospectus, if any.

It is important for you to read and consider all of the information contained in this prospectus supplement and any related free writing prospectus, if any, and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in the section entitled “Where You Can Find More Information” beginning on page S-27 of this prospectus supplement and page 3 of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless the context requires otherwise, references to “Capital One,” “issuer,” “we,” “our,” or “us” in this prospectus supplement refer to Capital One Financial Corporation, a Delaware corporation.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include, among other things, information relating to our strategies, goals, outlook or other non-historical matters; projections, revenues, income, returns, expenses, capital measures, accruals for claims in litigation and for other claims against us; earnings per share or other financial measures for us; future financial and operating results; our plans, objectives, expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate,” “will” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them. To the extent that any of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.

Numerous factors could cause our actual results to differ materially from those described in such forward-looking statements, including, among other things:

•	general economic and business conditions in the U.S., the U.K., Canada or our local markets, including conditions affecting employment levels, interest rates, collateral values, consumer income, credit worthiness and confidence, spending and savings that may affect consumer bankruptcies, defaults, charge-offs and deposit activity;

•	an increase or decrease in credit losses, including increases due to a worsening of general economic conditions in the credit environment, and the impact of inaccurate estimates or inadequate reserves;

•	financial, legal, regulatory, tax or accounting changes or actions, including the impacts of the Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018 enacted on December 22, 2017 (the “Tax Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated thereunder, and other regulatory reforms and regulations governing bank capital and liquidity standards, including Basel-related initiatives and potential changes to financial accounting and reporting standards;

•	developments, changes or actions relating to any litigation, governmental investigation or regulatory enforcement action or matter involving us;

•	the inability to sustain revenue and earnings growth;

•	increases or decreases in interest rates;

•	our ability to access the capital markets at attractive rates and terms to capitalize and fund our operations and future growth;

•	the success of our marketing efforts in attracting and retaining customers;

•	increases or decreases in our aggregate loan balances or the number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses we incur and attrition of loan balances;

•	the level of future repurchase or indemnification requests we may receive, the actual future performance of mortgage loans relating to such requests, the success rates of claimants against us, any developments in litigation and the actual recoveries we may make on any collateral relating to claims against us;

•	the amount and rate of deposit growth;

S-iii

•	changes in the reputation of, or expectations regarding, the financial services industry or us with respect to practices, products or financial condition;

•	changes in retail distribution strategies and channels, including in the behavior and expectations of our customers;

•	any significant disruption in our operations or in the technology platforms on which we rely, including security failures or breaches of our systems or those of our customers, partners, service providers or other third parties;

•	our ability to maintain a compliance and technology infrastructure suitable for the nature of our business;

•	our ability to develop digital technology that addresses the needs of our customers, including the challenges relating to rapid significant technological changes;

•	the effectiveness of our risk management strategies;

•	our ability to control costs, including the amount of, and rate of growth in, our expenses as our business develops or changes or as it expands into new market areas;

•	our ability to execute on our strategic and operational plans;

•	the extensive use of models in our business, including those to aggregate and assess various risk exposures and estimate certain financial values;

•	any significant disruption of, or loss of public confidence in, the internet affecting the ability of our customers to access their accounts and conduct banking transactions;

•	our ability to recruit and retain talented and experienced personnel;

•	the impact from natural disasters and other catastrophic events, including hurricanes Harvey and Irma;

•	changes in the labor and employment markets;

•	fraud or misconduct by our customers, employees, business partners or third parties;

•	competition from providers of products and services that compete with our businesses;

•	increased competition for rewards customers resulting in higher rewards expense, or impairing our ability to attract and retain credit card customers;

•	merchants’ increasing focus on the fees charged by credit card networks; and

•	other risk factors listed from time to time in reports that we file with the SEC.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference. See the factors set forth under the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 10-K for the year ended December 31, 2016, as such discussion may be amended or updated in other reports filed by us with the SEC, for additional information that you should consider carefully in evaluating these forward-looking statements.

S-iv

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Any forward-looking statements made by us or on our behalf speak only as of the date they are made or as of the date indicated, and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise.

S-v

SUMMARY

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the notes. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the notes as well as other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk Factors” section beginning on page S-4 of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2016, as such discussion may be amended or updated in other reports filed by us with the SEC, to determine whether an investment in the notes is appropriate for you. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. For a more complete understanding of the notes, you should read the section entitled “Description of the Notes” beginning on page S-8 of this prospectus supplement as well as the section entitled “Description of Debt Securities” beginning on page 6 of the accompanying prospectus. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Capital One

Capital One Financial Corporation, a Delaware corporation established in 1994 and headquartered in McLean, Virginia, is a diversified financial services holding company with banking and non-banking subsidiaries. Capital One Financial Corporation and its subsidiaries offer a broad array of financial products and services to consumers, small businesses and commercial clients through branches, the internet and other distribution channels. As of September 30, 2017, our principal subsidiaries included Capital One Bank (USA), National Association (“COBNA”), which offers credit and debit card products, other lending products and deposit products; and Capital One, National Association (“CONA”), which offers a broad spectrum of banking products and financial services to consumers, small businesses and commercial clients. For more information on Capital One, see the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000).

The Offering

Issuer	Capital One Financial Corporation

Securities Offered	$1,250,000,000 aggregate principal amount of 3.200% senior notes due 2023.

$350,000,000 aggregate principal amount of floating rate senior notes due 2023.

$1,400,000,000 aggregate principal amount of 3.800% senior notes due 2028. See “Description of the Notes—General.”

Maturity Date	The 2023 fixed rate notes will mature on January 30, 2023.

The floating rate notes will mature on January 30, 2023.

The 2028 fixed rate notes will mature on January 31, 2028.

Interest Payment Dates	The 2023 fixed rate notes will bear interest at the rate of 3.200% per year from the original issuance date. We will pay interest on the 2023 fixed rate notes semi-annually in arrears on each January 30 and July 30. We will make the first interest payment on July 30, 2018.

The floating rate notes will bear interest from the original issuance date at a rate equal to the then applicable 3 month U.S.-dollar LIBOR rate plus 0.720%. The rate of interest on the floating rate notes will be reset quarterly. We will pay interest on the floating rate notes quarterly in arrears on each January 30, April 30, July 30 and October 30. We will make the first interest payment on April 30, 2018.

The 2028 fixed rate notes will bear interest at the rate of 3.800% per year from the original issuance date. We will pay interest on the 2028 fixed rate notes semi-annually in arrears on each January 31 and July 31. We will make the first interest payment on July 31, 2018.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes for general corporate purposes in the ordinary course of our business. General corporate purposes may include repayment of debt, redemptions and repurchases of shares of our common stock and of our other securities, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. See “Use of Proceeds” in this prospectus supplement.

Optional Redemption	We have the option to redeem the 2023 fixed rate notes at a redemption price equal to 100% of the principal amount of the 2023 fixed rate notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, in whole or in part at any time after December 30, 2022 (which is the date that is one month prior to the maturity date of the 2023 fixed rate notes).

We have the option to redeem the floating rate notes at a redemption price equal to 100% of the principal amount of the floating rate notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, in whole or in part at any time after December 30, 2022 (which is the date that is one month prior to the maturity date of the floating rate notes).

We have the option to redeem the 2028 fixed rate notes at a redemption price equal to 100% of the principal amount of the 2028 fixed rate notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, in whole or in part at any time after December 31, 2027 (which is the date that is one month prior to the maturity date of the 2028 fixed rate notes).

See “Description of the Notes—Optional Redemption.”

Ranking	The notes are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness.

Listing	The notes will not be listed on any securities exchange.

Conflicts of Interest	One of the underwriters, Capital One Securities, Inc., is our affiliate. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer. Capital One Securities, Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the notes in the secondary market. Capital One Securities, Inc. may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale. Capital One Securities, Inc. is not primarily responsible for managing this offering.

Risk Factors	Please refer to the section entitled “Risk Factors” beginning on page S-4 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the notes.

RISK FACTORS

Investing in the notes involves risks, including the risks described below that are specific to the notes and those that could affect us and our business. You should not purchase notes unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any notes, you should consider carefully the risks and other information in this prospectus supplement and the accompanying prospectus and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussion under the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2016, as such discussion may be amended or updated in other reports filed by us with the SEC.

The notes are our obligations and not obligations of our subsidiaries and will be effectively subordinated to the claims of our subsidiaries’ creditors.

The notes are exclusively our obligations and not those of our subsidiaries. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us would be subject to regulatory or contractual restrictions. Payments to us by our subsidiaries also will be contingent upon those subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and, therefore, the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including senior and subordinated debtholders and general trade creditors. In the event of any such distribution of assets of our bank subsidiaries, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the notes. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.

The notes will not be guaranteed by the FDIC or any other governmental agency.

The notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The notes will be obligations of Capital One Financial Corporation only and will not be guaranteed by any of our subsidiaries, including COBNA or CONA, our principal banking subsidiaries.

The indenture governing the notes does not contain any limitations on our ability to incur additional indebtedness, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior indebtedness, under the indenture governing the terms of the notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the indenture governing the notes from paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent set forth under “Description of Debt Securities—Covenants” and “—Consolidation, Merger and Sale of Assets” in the accompanying prospectus would apply to the transaction.

Government regulation may affect the priority of the notes in the case of a bankruptcy or liquidation.

The Dodd-Frank Act created a new resolution regime known as the “orderly liquidation authority.” Under the orderly liquidation authority, the FDIC may be appointed as receiver for an entity, including a bank holding company, for purposes of liquidating the entity if the Secretary of the Treasury, following a process set out in the Dodd-Frank Act, determines that the entity is in default or danger of default and that the entity’s failure and its resolution under otherwise applicable law would have serious adverse effects on the financial stability of the United States.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the Dodd-Frank Act, rather than applicable insolvency laws, would determine the powers of the receiver, and the rights and obligations of creditors and other parties who have dealt with the institution. There are substantial differences in the rights of creditors under the orderly liquidation authority compared to those under the U.S. Bankruptcy Code, including the power of the FDIC to disregard the strict priority of creditor claims in some circumstances, the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings) and the power of the FDIC to transfer claims to a “bridge” entity. As a consequence of the power of the FDIC under the orderly liquidation authority, the holders of the notes may be fully subordinated to interests held by the U.S. government and others in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. Although the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemakings are likely. Further, it is uncertain how the FDIC might exercise its discretion under the orderly liquidation authority in a particular case.

Increased regulatory oversight, changes in the method pursuant to which the LIBOR rates are determined and potential phasing out of LIBOR after 2021 may adversely affect the value of the floating rate notes.

Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the Intercontinental Exchange Benchmark Administration (the “ICE”) in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of contributor banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. Actions by the ICE, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority (the “FCA”) announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR rates after 2021 (the “FCA Announcement”). Furthermore, in the United States, efforts to identify a set of alternative U.S. dollar reference interest rates include proposals by the Alternative Reference Rates Committee of the Federal Reserve Board and the Federal Reserve Bank of New York. On August 24, 2017, the Federal Reserve Board requested public comment on a proposal by the Federal Reserve Bank of New York, in cooperation with the Office of Financial Research, to produce three new reference rates intended to serve as alternatives to LIBOR. These alternative rates are based on overnight repurchase agreement transactions secured by U.S. Treasury Securities. On December 12, 2017, following consideration of public comments, the Federal Reserve Board concluded that the public would benefit if the Federal Reserve Bank of New York published the three proposed reference rates as alternatives to LIBOR (the “Federal Reserve Board Notice”). The Federal Reserve Bank of New York said that the publication of these alternative rates is targeted to commence by mid-2018.

At this time, it is not possible to predict the effect of the FCA Announcement, the Federal Reserve Board Notice, or other regulatory changes or announcements, any establishment of alternative reference rates or any other reforms to LIBOR that may be enacted in the United Kingdom, the United States or elsewhere.

Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based securities, including the floating rate notes. In addition, any changes announced by the FCA, including the FCA Announcement, other regulators or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the level of interest payments and the value of the floating rate notes may be affected. Although the indenture provides for alternative methods of calculating the interest rate payable on the floating rate notes if LIBOR is not reported, which include requesting certain rates from major reference banks in London or New York, or alternatively using LIBOR for the immediately preceding interest period or using the initial interest rate, as applicable, uncertainty as to the extent and manner of future changes may adversely affect the current trading market for LIBOR based securities and the value of the floating rate notes. To the extent that LIBOR is discontinued, is no longer quoted, or is unavailable after 2021, the rate on the floating rate notes will be determined as set forth in “Description of Notes—Payments—Floating Rate Notes.” Any of these alternative methods may result in interest rates and/or payments that are higher than, lower than or that do not otherwise correlate over time with the interest rates and/or payments that would have been made on the floating rate notes if LIBOR rate was available in its current form.

More generally, any of the above changes or any other consequential changes to LIBOR as a result of international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on the floating rate notes.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and offering expenses payable by us, will be approximately $2.979 billion. We intend to use the net proceeds from the sale of the notes for general corporate purposes in the ordinary course of our business. General corporate purposes may include repayment of debt, redemptions and repurchases of shares of our common stock and of our other securities, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.

DESCRIPTION OF THE NOTES

The following is a description of the particular terms of the notes offered pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus under “Description of Debt Securities.” To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement. The following description is qualified in its entirety by reference to the provisions of the senior indenture dated as of November 1, 1996, between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as indenture trustee, which we refer to as the senior indenture. A copy of the senior indenture is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms not defined in this section have the meanings assigned to such terms in the accompanying prospectus or in the senior indenture.

General

The 2023 fixed rate notes, the floating rate notes and the 2028 fixed rate notes offered hereby constitute separate series of senior debt securities described in the accompanying prospectus to be issued under the senior indenture. The notes will be our direct, unsecured obligations.

The 2023 fixed rate notes are initially offered in the principal amount of $1,250,000,000, the floating rate notes are initially offered in the principal amount of $350,000,000 and the 2028 fixed rate notes are initially offered in the principal amount of $1,400,000,000. We may, without the consent of existing holders, increase the principal amount of any series of notes by issuing more notes in the future, on the same terms and conditions (other than any differences in the issue date, the price to the public and the first interest payment date) and with the same CUSIP number (if appropriate), as the notes being offered by this prospectus supplement. We do not plan to inform existing holders if we reopen a series of notes to issue and sell additional notes in the future.

As used herein, the term “business day” means, any day that is not a Saturday or Sunday and that is not a day on which banking institutions in New York, New York, Chicago, Illinois or McLean, Virginia are generally authorized or obligated by law to close.

Payments

2023 Fixed Rate Notes

The 2023 fixed rate notes will mature on January 30, 2023. The notes will bear interest from January 30, 2018 at the annual rate of 3.200%. We will pay interest on the notes semi-annually in arrears on each January 30 and July 30. We will make the first interest payment on July 30, 2018.

Floating Rate Notes

The floating rate notes will mature on January 30, 2023. The floating rate notes will bear interest from January 30, 2018 to, but excluding, April 30, 2018 at a rate per annum equal to the initial interest rate and thereafter at an interest rate that will be reset as described below to a rate per annum equal to LIBOR (as defined below) plus 0.720% per annum; provided, that such interest rate shall not be less than zero. The initial interest rate will be equal to LIBOR plus 0.720% per annum as determined by the calculation agent as described below. We will pay interest on the floating rate notes quarterly in arrears on each January 30, April 30, July 30 and October 30. We will make the first interest payment on April 30, 2018.

The rate of interest on the floating rate notes will be reset quarterly (the interest reset period and the first day of each interest reset period will be an interest reset date). The interest reset dates will be January 30, April 30,

July 30 and October 30 of each year; provided that the interest rate in effect from January 30, 2018 to but excluding the first interest reset date will be the initial interest rate. If any interest reset date falls on a day that is not a business day, the interest reset date will be postponed to the next day that is a business day, except that if the next business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

The calculation agent for the floating rate notes will be The Bank of New York Mellon Trust Company, N.A., which we refer to as the calculation agent. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date.

The calculation agent will determine the initial interest rate for the floating rate notes by reference to LIBOR on the second London banking day preceding the issue date and the interest rate for each succeeding interest reset period by reference to LIBOR on the second London banking day preceding the applicable interest reset date, each of which we refer to as an interest determination date.

“London banking day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The interest rate for the floating rate notes will be based on the London interbank offered rate, which we refer to as “LIBOR”, and will be determined by the calculation agent as follows:

(i) As of an interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on Bloomberg L.P.’s page “BBAM” at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on Bloomberg L.P.’s page “BBAM” as of 11:00 a.m., London time, or if Bloomberg L.P.’s page “BBAM” is not available on such date, the calculation agent will obtain such rate from “Reuters Page LIBOR01” (or any successor page).

(ii) If no rate appears on “Reuters Page LIBOR01” or Bloomberg L.P.’s page “BBAM” (or any successor page), then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by us, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the related interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that interest reset date, by three major banks in New York, New York, as selected by us, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related interest reset date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no preceding interest reset period, the rate of interest payable will be the initial interest rate.

Accrued interest on any floating rate note will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. The interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date, or if none, the initial interest rate. All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with .000005% rounded up to .00001%), and all U.S. dollar amounts used in or resulting from these calculations will be rounded to the nearest cent (with one-half cent rounded upward).

The interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

2028 Fixed Rate Notes

The 2028 fixed rate notes will mature on January 31, 2028. The notes will bear interest from January 31, 2018 at the annual rate of 3.800%. We will pay interest on the notes semi-annually in arrears on each January 31 and July 31. We will make the first interest payment on July 31, 2018.

General

We will pay interest to the person in whose name the note is registered at the close of business on the fifteenth calendar day (whether or not a business day) immediately preceding the relevant interest payment date, except that we will pay interest payable at the maturity date of the notes to the person or persons to whom principal is payable.

Interest on the 2023 fixed rate notes and the 2028 fixed rate notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. If any date on which interest is payable on the 2023 fixed rate notes or the 2028 fixed rate notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date. If the maturity date of the 2023 fixed rate notes or the 2028 fixed rate notes falls on a day that is not a business day, the payment of interest and principal shall be made on the next succeeding business day, and no interest will accrue after such maturity date.

Interest on the floating rate notes will be paid on the basis of a 360-day year and the actual number of days elapsed. If any interest payment date on the floating rate notes falls on a day that is not a business day, the interest payment date will be postponed to the next succeeding business day, except that if that business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day, and interest will accrue to but excluding such interest payment date. If the maturity date of the floating rate notes falls on a day that is not a business day, the payment of interest and principal shall be made on the next succeeding business day, and no interest will accrue after such maturity date.

The notes offered hereby will not have the benefit of a sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the notes.

Optional Redemption

The notes are not subject to repayment at the option of the holders at any time prior to maturity.

On or after December 30, 2022 (which is the date that is one month prior to the maturity date of the 2023 fixed rate notes), the 2023 fixed rate notes will be redeemable upon not less than 10 nor more than 60 days’ prior notice given to the holders of the 2023 fixed rate notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2023 fixed rate notes to be redeemed plus accrued and unpaid interest to the date of redemption.

On or after December 30, 2022 (which is the date that is one month prior to the maturity date of the floating rate notes), the floating rate notes will be redeemable upon not less than 10 nor more than 60 days’ prior notice given to the holders of the floating rate notes to be redeemed, at a redemption price equal to 100% of the principal amount of the floating rate notes to be redeemed plus accrued and unpaid interest to the date of redemption.

On or after December 31, 2027 (which is the date that is one month prior to the maturity date of the 2028 fixed rate notes), the 2028 fixed rate notes will be redeemable upon not less than 10 nor more than 60 days’ prior notice given to the holders of the 2028 fixed rate notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2028 fixed rate notes to be redeemed plus accrued and unpaid interest to the date of redemption.

If money sufficient to pay the redemption price of and accrued interest on any series of notes (or portions thereof) to be redeemed on the applicable redemption date is deposited with the Trustee or paying agent on or before the applicable redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such series of notes (or such portion thereof) called for redemption and such series of notes will cease to be outstanding. If any redemption date is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay.

If fewer than all of a series of notes are to be redeemed, the depository will select the notes of such series for redemption on a pro rata basis, by lot or by such other method in accordance with the depository’s procedures. No notes of $1,000 or less will be redeemed in part.

Denominations

The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Ranking

Payments of the principal and interest on the notes will rank equally with all of Capital One’s other unsecured and unsubordinated debt. Capital One’s senior indebtedness ranks pari passu with the notes. The notes will be our exclusive obligations and not those of our subsidiaries. Since we are a holding company and substantially all of our operations are conducted through subsidiaries, our cash flow and consequently our ability to service debt, including the notes, depend upon the earnings of our subsidiaries and the distribution of those earnings to us or upon other payments of funds by those subsidiaries to us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to provide us with funds for payments on the notes, whether by dividends, distributions, loans or other payments. In addition, the payment of dividends and distributions and the making of loans and advances to us by our subsidiaries may be subject to regulatory, statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries, and are subject to various business considerations.

Any right we have to receive assets of any of our subsidiaries upon their liquidation or reorganization and the resulting right of the holders of notes to participate in those assets effectively will be subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would be subordinated to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to the debt held by us.

The senior indenture does not limit the amount of additional senior indebtedness that we or any of our subsidiaries may incur. We may, without the consent of the holders of the notes, create and issue additional debt securities under the senior indenture ranking equally with the notes.

As of September 30, 2017, Capital One Financial Corporation had approximately $9.0 billion in senior unsecured indebtedness outstanding. As of September 30, 2017, our consolidated banking subsidiaries, CONA and COBNA, had approximately $12.1 billion and $4.3 billion in senior and subordinated indebtedness outstanding, respectively.

Events of Default

Events of default under the senior indenture with respect to the notes of a series are:

(1) failure to pay interest on the notes of such series when due and continuance of that default for 30 days;

(2) failure to pay the principal of the notes of such series when due and payable;

(3) failure to perform or the breach of any covenant or warranty in the senior indenture or the notes of such series (other than a covenant or warranty included solely for the benefit of a series of debt securities other than the notes of such series) that continues for 60 days after we are given written notice by the indenture trustee or we and the indenture trustee are given written notice by the holders of at least 25% in principal amount of the outstanding notes of such series;

(4) any event of default under any mortgage, indenture or other instrument securing or evidencing any indebtedness of us or any significant subsidiary for money borrowed, resulting in such indebtedness in principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, if the acceleration is not rescinded or annulled within 30 days after written notice; or

(5) certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

Defeasance and Discharges

The defeasance provisions of the senior indenture described under “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes.

Same-Day Settlement and Payment

Settlement by purchasers of the notes will be made in immediately available funds. All payments by us to the depositary of principal and interest will be made in immediately available funds. So long as any notes are represented by global securities registered in the name of the depositary or its nominee, those notes will trade in the depositary’s Same-Day Funds Settlement System which requires secondary market trading in those notes to settle in immediately available funds. No assurance can be given as to the effect, if any, of this requirement to settle in immediately available funds on trading activity in notes.

Global Securities; Book-Entry Issue

We expect that the notes will be issued in the form of global securities held by The Depository Trust Company and its participants, including Euroclear System and Clearstream Banking, S.A., as described under “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Trustee

The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank) is the indenture trustee with respect to the notes. The indenture trustee is one of a number of banks with which we and our subsidiaries maintain banking and trust relationships in the ordinary course of business.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Internal Revenue Code of 1986, as amended (referred to herein as the “Code”), Treasury regulations issued under the Code, judicial authority and administrative rulings and practice, all as of the date of this prospectus supplement and all of which are subject to change, possibly on a retroactive basis. As a result, the tax considerations of purchasing, owning or disposing of the notes could differ from those described below. This summary deals only with beneficial owners who purchase the notes on original issuance at the first price at which a substantial portion of the notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. This summary does not deal with persons in special tax situations, such as financial institutions, insurance companies, S corporations, regulated investment companies, real estate investment trusts, tax exempt investors, dealers in securities and currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities, controlled foreign corporations, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. expatriates, persons holding notes as a position in a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction for U.S. federal income tax purposes, investors in pass-through entities, or U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Further, this discussion does not address the consequences under U.S. alternative minimum tax rules, U.S. federal estate or gift tax laws, the tax laws of any U.S. state or locality, any non-U.S. tax laws, or any tax laws other than income tax laws. We will not seek a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

As used herein, the term “U.S. Person” means:

•	an individual that is a citizen or resident of the United States, for U.S. federal income tax purposes;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, a “U.S. holder” is a beneficial owner of notes that is, for U.S. federal income tax purposes, a U.S. Person. As used herein, the term “non-U.S. holder” means a beneficial owner, other than a partnership (or entity treated as a partnership for U.S. federal income tax purposes), of notes that is not a U.S. holder.

If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. A holder of notes that is a partnership and partners in such a partnership should consult their independent tax advisors about the U.S. federal income tax consequences of holding and disposing of notes.

Investors should consult their tax advisor concerning the tax consequences of the ownership and disposition of the notes, including the tax consequences under the laws of any foreign, state, local or other taxing jurisdictions and the possible effects on investors of changes in U.S. federal or other tax laws.

U.S. holders

Interest

It is anticipated, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. In such case, interest on a note will be includable by a U.S. holder as interest income at the time it accrues or is received in accordance with such holder’s method of accounting for U.S. federal income tax purposes and will be ordinary income.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Upon a sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest, which will be taxed as interest income as discussed above to the extent not previously included in income) and (ii) the U.S. holder’s tax basis in the note. A U.S. holder’s tax basis in a note generally will equal the cost of the note. A U.S. holder’s gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held such note for longer than one year. The deductibility of capital losses is subject to certain limitations. Net long-term capital gain recognized by a non-corporate U.S. holder is generally taxed at preferential rates.

Medicare Tax

U.S. holders who are individuals, estates or certain trusts are required to pay an additional 3.8% Medicare tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income will generally include interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.

Backup Withholding and Information Reporting

In general, a U.S. holder of a note will be subject to backup withholding at the applicable tax rate with respect to payments of interest or the gross proceeds from dispositions of notes, unless the holder (i) is an entity that is exempt from backup withholding (generally including tax-exempt organizations and certain qualified nominees) and, when required, provides appropriate documentation to that effect, (ii) provides us or our paying agent with the holder’s social security number or other taxpayer identification number (“TIN”), certifies that the TIN provided is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments to U.S. holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. holder who does not provide us or our paying agent with the correct TIN may be subject to penalties imposed by the IRS. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. holders

Interest

Subject to the discussions of backup withholding and the Foreign Account Tax Compliance Act (“FATCA”) below, interest income of a non-U.S. holder will qualify for the “portfolio interest exemption” and therefore not be subject to U.S. federal income tax or withholding, provided that:

•	the interest paid on the note is not income that is effectively connected with a United States trade or business carried on by the non-U.S. holder (“ECI”) (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment);

•	the non-U.S. holder does not actually or constructively (pursuant to the rules of Section 871(h)(3)(C) of the Code) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation related to us actually or constructively through the stock ownership rules under Section 864(d)(4) of the Code;

•	the non-U.S. holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its business; and

•	the beneficial owner satisfies the certification requirements set forth in Section 871(h) or 881(c), as applicable, of the Code and the Treasury regulations issued thereunder by giving us or our paying agent an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed establishing its status as a non-U.S. Person or by other means prescribed by the Secretary of the Treasury (or the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury regulations).

If any of these conditions are not met, interest on the notes paid to a non-U.S. holder will generally be subject to U.S. federal income tax and withholding at a 30% rate unless (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing an IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed, or (b) the interest is ECI and the non-U.S. holder complies with applicable certification requirements by providing an IRS Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed.

If the interest on the notes is ECI, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. holder (and the 30% withholding tax described above will not apply, provided the appropriate statement is provided to us or our paying agent). If a non-U.S. holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax in the manner specified by the treaty and will generally be subject to U.S. federal income tax only if such income is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States and the non-U.S. holder claims the benefit of the treaty by providing a Form W-8BEN or a Form W-8BEN-E (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed. In addition, interest received by a corporate non-U.S. holder that is ECI may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Subject to the discussion of backup withholding and FATCA below, a non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of the notes unless:

•	the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), or

•	in the case of a non-U.S. holder who is a nonresident alien individual and holds the note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

If a non-U.S. holder falls under the first of these exceptions, the holder will be taxed on the net gain derived from the disposition under the graduated U.S. federal income tax rates that are applicable to U.S. Persons and, if the non-U.S. holder is a foreign corporation, it may also be subject to the branch profits tax described above. Even though the ECI will be subject to U.S. federal income tax, and possibly subject to the branch profits tax, it will not be subject to withholding if the non-U.S. holder delivers an appropriate IRS Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed to us or our agent.

If an individual non-U.S. holder falls under the second of these exceptions, the holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which the gain derived from the disposition exceeds such holder’s capital losses allocable to sources within the United States for the taxable year of the sale.

Backup Withholding and Information Reporting

Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to you. Copies of the information returns reporting such interest, and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Backup withholding will generally not apply to payments of interest on the notes by us or our paying agent if a holder certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption (provided that neither we nor our paying agent has actual knowledge that it is a U.S. Person or that the conditions of any other exemptions are not in fact satisfied).

The payment of the proceeds of the disposition of notes to or through the United States office of a United States or foreign broker will be subject to information reporting and, depending on the circumstances, backup withholding unless the non-U.S. holder provides the certification described above or otherwise establishes an exemption (and neither we nor our paying agent has actual knowledge that the holder is a U.S. Person or that the conditions of any other exemptions are not in fact satisfied). The proceeds of a disposition effected outside the United States by a holder of the notes to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is, for United States federal income tax purposes, a U.S. Person, a controlled foreign corporation, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are U.S. Persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of such holder’s status as a non-U.S. holder and has no actual knowledge to the contrary or unless such holder otherwise establishes an exemption.

Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided it timely furnishes the required information to the IRS.

FATCA

Under FATCA, a 30% withholding tax may be imposed on interest (including original issue discount) on notes issued to a foreign financial institution (including amounts paid to a foreign financial institution on or behalf of a holder) and certain other non-financial foreign entities. Additionally, after December 31, 2018, a 30% withholding may apply to gross proceeds from the disposition of such notes.

Withholding under FATCA generally will not apply where such payments are made to (1) a foreign financial institution that undertakes, under either an agreement with the U.S. Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the U.S. Treasury, to generally identify accounts held by certain U.S. persons and foreign entities with substantial U.S. owners, annually report certain information about such accounts and withhold 30% on payments made to non-compliant foreign financial institutions and certain other account holders, (2) a non-financial foreign entity that either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (3) a foreign financial institution or a non-financial foreign entity that otherwise qualifies for an exemption from these rules.

Investors should consult their tax advisors regarding FATCA and the regulations thereunder.

The U.S. federal tax discussion set forth above as to both U.S. holders and non-U.S. holders is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans to which Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applies; plans, individual retirement accounts and other arrangements to which Section 4975 of the Code applies and plans or arrangements to which the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”), apply; and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each of which is referred to hereunder as a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions (“ERISA Plans”) from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws (such Plans referred to herein as “Similar Law Plans”).

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the notes were acquired by an ERISA Plan with respect to which we or any of our affiliates are a party in interest or a disqualified person. For example, if we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or by reason of our ownership of our subsidiaries), an extension of credit prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code between the investing ERISA Plan and us may be deemed to occur, unless exemptive relief were available under an applicable exemption (see below).

Prohibited transaction class exemptions, or PTCEs, issued by the United States Department of Labor, as well as certain statutory exemptions available under ERISA and the Code, may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the notes. Those class and statutory exemptions include:

•	PTCE 96-23—for certain transactions determined by in-house asset managers;

•	PTCE 95-60—for certain transactions involving insurance company general accounts;

•	PTCE 91-38—for certain transactions involving bank collective investment funds;

•	PTCE 90-1—for certain transactions involving insurance company separate accounts;

•	PTCE 84-14—for certain transactions determined by independent qualified professional asset managers; and

•	ERISA § 408(b)(17); Code § 4975(d)(20)—statutory exemption for certain transactions with service providers.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the notes by a Plan, the notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws. Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented in its fiduciary and its corporate capacity by its purchase and holding of the notes that either:

•	it is not a Plan and is not purchasing the notes or interest in the notes on behalf of or with the assets of any Plan; or

•	its purchase, holding and disposition of the notes or interest in the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws.

In addition, any person purchasing notes on behalf of an ERISA Plan (the “Plan Fiduciary”) will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes (the “Transaction”) that:

(1) neither we, the indenture trustee nor the underwriters, nor any of their affiliates (each, referred to herein as a “Transaction Party”) has provided or will provide impartial investment advice or give advice in a fiduciary capacity with respect to the acquisition of the notes by the ERISA Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either:

(a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency;

(b) is an insurance carrier that is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of an ERISA Plan;

(c) is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business;

(d) is a broker-dealer registered under the Exchange Act; or

(e) has, and at all times that the ERISA Plan is invested in the notes will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing IRA or (ii) a participant or beneficiary of the ERISA Plan investing in the notes in such capacity);

(2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the ERISA Plan of the notes;

(3) the Plan Fiduciary is a “fiduciary” with respect to the ERISA Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the notes;

(4) none of the Transaction Parties has exercised any authority to cause the ERISA Plan to invest in the notes or to negotiate the terms of the ERISA Plan’s investment in the notes; and

(5) the Plan Fiduciary acknowledges, and the Transaction Parties hereby notify the Plan Fiduciary:

(a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the ERISA Plan’s acquisition of the notes; and

(b) of the existence and nature of the Transaction Parties’ financial interests in the ERISA Plan’s acquisition of the notes.

In addition, any purchaser that is a Similar Law Plan, including any fiduciary purchasing on behalf of a Similar Law Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its acquisition and holding of the notes that (a) none of the Transaction Parties is a “fiduciary” with respect to the acquisition, holding or disposition of the notes, or as a result of any exercise by a Transaction Party of any rights in connection with the notes, (b) no advice provided by a Transaction Party has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the notes and the transactions contemplated with respect to the notes, and (c) such purchaser recognizes and agrees that any communication from the Transaction Parties to the purchaser with respect to the notes is not intended by the Transaction Parties to be impartial investment advice and is rendered in its capacity as a seller of such notes and not a fiduciary to such purchaser.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of notes on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of notes, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition, holding and disposition of the notes by the Plan are entitled to full exemptive relief thereunder.

Nothing herein shall be construed as, and the sale of notes to a Plan is in no respect, a representation by us or the underwriters that any investment in the notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated January 25, 2018, we have agreed to sell to the underwriters named below, for whom Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Capital One Securities, Inc. are acting as representatives, and the underwriters have severally agreed to purchase the respective principal amounts of the notes set forth opposite their names below:

Underwriters	Principal Amount of 2023 Fixed Rate Notes	Principal Amount of Floating Rate Notes	Principal Amount of 2028 Fixed Rate Notes

Citigroup Global Markets Inc.	$281,250,000	$78,750,000	$315,000,000

Credit Suisse Securities (USA) LLC	$281,250,000	$78,750,000	$315,000,000

Goldman Sachs & Co. LLC	$281,250,000	$78,750,000	$315,000,000

Morgan Stanley & Co. LLC	$281,250,000	$78,750,000	$315,000,000

Capital One Securities, Inc.	$62,500,000	$17,500,000	$70,000,000

Academy Securities Inc.	$15,625,000	$4,375,000	$17,500,000

CastleOak Securities, L.P.	$15,625,000	$4,375,000	$17,500,000

Samuel A. Ramirez & Company, Inc.	$15,625,000	$4,375,000	$17,500,000

The Williams Capital Group, L.P.	$15,625,000	$4,375,000	$17,500,000

Total	$1,250,000,000	$350,000,000	$1,400,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to purchase all of the notes offered by us if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer the notes directly to the public at the public offering price that appears on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of 0.200% of the principal amount per 2023 fixed rate note, not in excess of 0.200% of the principal amount per floating rate note and not in excess of 0.250% of the principal amount per 2028 fixed rate note. Any underwriter may allow, and such dealers may reallow, a selling concession not in excess of 0.100% of the principal amount per 2023 fixed rate note, not in excess of 0.100% of the principal amount per floating rate note and not in excess of 0.125% per 2028 fixed rate note, to certain other brokers or dealers. After the initial offering of the notes to the public, the underwriters may vary the offering price and other selling terms of the notes from time to time. Sales of notes made outside of the United States may be made by affiliates of the underwriters.

We estimate that our total expenses for this offering, excluding the underwriting discounts, will be approximately $4.5 million.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which is the third business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery will be required by virtue of the fact that the notes initially will settle in three business days to specify alternative settlement arrangements to prevent a failed settlement.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may have the effect of preventing or retarding a decline on the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. If the underwriters engage in any of these transactions, they may discontinue any of them at any time, without notice. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for such notes will develop. If an active public market for such notes does not develop, the market price and liquidity of such notes may be adversely affected.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they may receive customary fees and expenses.

One of the underwriters, Capital One Securities, Inc., is our affiliate. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member firm that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer. Capital One Securities, Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the notes in the secondary market. Capital One Securities, Inc. may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale. Capital One Securities, Inc. is not primarily responsible for managing this offering.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments

(including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of Capital One. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area—Prohibition of Sales to Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive (as defined below). No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling packaged retail and insurance-based investment products or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus.

Accordingly any person making or intending to make an offer to the public (or otherwise) in a Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. This prospectus supplement is not a prospectus or a supplementary prospectus for the purposes of the Prospectus Directive.

For the purpose of the above provisions, the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

Japan

No securities registration statement has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the notes. The notes are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the notes in this offer may not transfer or resell those notes except to other QIIs.

Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii) (in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii) where no consideration is or will be given for the transfer; or

(iv) where the transfer is by operation of law.

By accepting this prospectus supplement, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Switzerland

The notes may not be offered, sold or advertised directly or indirectly into or in Switzerland except in a manner which will not result in a public offering within the meaning of article 652a or 1156 of the Swiss Federal Code of Obligations (“CO”) or a listing prospectus within the meaning of Article 27 et seq. of the Listing Rules of SIX Swiss Exchange. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing materials relating to the notes have been prepared with regard to the disclosure standards for prospectuses under article 652a or 1156 CO, and therefore do not constitute a prospectus within the meaning of article 652a or 1156 CO.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing materials relating to the notes may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offering of the notes into or in Switzerland.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and

Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are non-retail investors who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. For these purposes, non-retail investors means persons who are not retail investors as defined above under the heading “European Economic Area—Prohibition of Sales to Retail Investors”.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Morrison & Foerster LLP, New York, New York, will pass upon certain matters for the underwriters.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement (File No. 333-203125) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly, and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) 732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s website at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, except as specified below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 23, 2017 (including the portions of our proxy statement for our 2017 annual meeting of shareholders, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, filed on May 3, 2017, July 28, 2017 and November 1, 2017, respectively; and

•	our Current Reports on Form 8-K filed on February 6, 2017, February 9, 2017, March 9, 2017, March 16, 2017, May 8, 2017, May 11, 2017, May 12, 2017, June 28, 2017, August 3, 2017, August 14, 2017, October 31, 2017, November 6, 2017, November 13, 2017, December 26, 2017, January 9, 2018 and January 23, 2018 (Exhibit 99.2 only).

You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455. You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus supplement nor is it incorporated by reference. Documents available on our website include: (i) our Code of Business Conduct and Ethics; (ii) our Corporate Governance Guidelines; and (iii) charters for the Audit, Risk, Compensation, and Governance and Nominating Committees of the Board of Directors.

PROSPECTUS

Capital One Financial Corporation

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units

Capital One Financial Corporation from time to time may issue and offer to sell, and selling securityholders may offer to resell, the senior or subordinated debt securities, preferred stock, either separately or represented by depositary shares, common stock, purchase contracts, warrants or units described in this prospectus, which we refer to collectively as our securities.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “COF.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2015.

i

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or the “Corporation,” each refer to Capital One Financial Corporation.

This prospectus is part of a registration statement (No. 333-203125) that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities that we may issue and sell, and that selling securityholders may resell, from time to time. Each time we issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, among other things, information relating to our strategies, goals, outlook or other non-historical matters; projections, revenues, income, returns, expenses, capital measures, accruals for claims in litigation and for other claims against us; earnings per share or other financial measures for us; future financial and operating results; our plans, objectives, expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate,” “will” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•

general economic and business conditions in the United States, the United Kingdom, Canada or our local markets, including conditions affecting employment levels, interest rates, collateral values, consumer income and confidence, spending and savings that may affect consumer bankruptcies, defaults, charge-offs and deposit activity;

•	an increase or decrease in credit losses (including increases due to a worsening of general economic conditions in the credit environment);

•

financial, legal, regulatory, tax or accounting changes or actions, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder and regulations governing bank capital and liquidity standards, including Basel-related initiatives and potential changes to financial accounting and reporting standards;

•	developments, changes or actions relating to any litigation matter involving us;

•	the inability to sustain revenue and earnings growth;

•	increases or decreases in interest rates;

•	our ability to access the capital markets at attractive rates and terms to capitalize and fund our operations and future growth;

•	the success of our marketing efforts in attracting and retaining customers;

•

increases or decreases in our aggregate loan balances or the number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses we incur and attrition of loan balances;

•

the level of future repurchase or indemnification requests we may receive, the actual future performance of mortgage loans relating to such requests, the success rates of claimants against us, any developments in litigation and the actual recoveries we may make on any collateral relating to claims against us;

•	the amount and rate of deposit growth;

•	changes in the reputation of, or expectations regarding, the financial services industry or us with respect to practices, products or financial condition;

•	any significant disruption in our operations or technology platform;

•	our ability to maintain a compliance and technology infrastructure suitable for the nature of our business;

•	our ability to develop digital technology that addresses the needs of our customers;

•	our ability to control costs;

•	the amount of, and rate of growth in, our expenses as our business develops or changes or as it expands into new market areas;

•	our ability to execute on our strategic and operational plans;

•	any significant disruption of, or loss of public confidence in, the United States mail service affecting our response rates and consumer payments;

•	any significant disruption of, or loss of public confidence in, the internet affecting the ability of our customers to access their accounts and conduct banking transactions;

•	our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of new products and services;

•	changes in the labor and employment markets;

•	fraud or misconduct by our customers, employees or business partners;

•	competition from providers of products and services that compete with our businesses; and

•	other risk factors listed from time to time in reports that we file with the SEC.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference. See the factors set forth under the caption “Risk Factors” in any prospectus supplement and in any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 10-K for the year ended December 31, 2014, for additional information that you should consider carefully in evaluating these forward-looking statements.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Forward-looking statements speak only as of the date that they are made, and except as required by law we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov/.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and any information incorporated by reference in any prospectus supplement will automatically update and supersede information contained in this prospectus and any prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 24, 2015;

•	our Current Reports on Form 8-K filed on February 2, 2015, February 5, 2015 and March 11, 2015; and

•	the description of our common stock on Amendment No. 1 to Form 8-A, dated October 17, 1994.

You can obtain copies of documents incorporated by reference in this prospectus, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at http://www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference. Documents available on our website include our (i) Code of Business Conduct and Ethics, (ii) Corporate Governance Guidelines, and (iii) charters for each of the Audit, Risk, Compensation, and Governance and Nominating Committees.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of (1) earnings to fixed charges and (2) earnings to combined fixed charges and preferred stock dividends for each of the periods indicated.

Ratio of Earnings to Fixed Charges:	Years Ended December 31,
	2014	2013	2012(1)	2011	2010
Including Interest on Deposits	5.14	4.65	3.17	3.08	2.52
Excluding Interest on Deposits	14.19	12.82	6.30	5.41	4.07
Including Preferred Stock Dividends (and Including Interest on Deposits)	4.84	4.46	3.15	3.08	2.52
Including Preferred Stock Dividends (and Excluding Interest on Deposits)	11.82	11.26	6.17	5.41	4.07

(1)	On February 17, 2012, we acquired ING Direct. On May 1, 2012, we closed the 2012 HSBC U.S. card acquisition. Each of these transactions was accounted for under the acquisition method of accounting, and their respective results of operations are included in our results from each respective transaction date.

We compute the ratio of earnings to fixed charges by dividing earnings by the sum of fixed charges. The term “earnings” is the amount resulting from adding (a) income from continuing operations before income taxes, (b) fixed charges, and (c) equity in undistributed loss (gain) of unconsolidated subsidiaries. The term “fixed charges” includes the sum of the following: (a) interest expense on deposits and borrowing and (b) interest factor in rent expense.

We compute the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and preferred stock dividends.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes in the ordinary course of our business. General corporate purposes may include, repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.

DESCRIPTION OF DEBT SECURITIES

We may from time to time issue debt securities which will be our direct unsecured general obligations. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as trustee, dated as of November 1, 1996, and the subordinated debt securities will be issued under an indenture dated as of August 29, 2006 between us and The Bank of New York Mellon Trust Company, N.A., as trustee, subject in each case to such amendments or supplemental indentures as may be adopted from time to time. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of the indentures. A copy of each of the senior indenture and the subordinated indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and has been qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. In the summary below, we have included references to section numbers so that you can easily locate these provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

As of December 31, 2014, we had $18.7 billion in senior and subordinated notes outstanding that mature in varying amounts from 2015 to 2024, of which $16.0 billion in aggregate principal amount was senior debt securities and $2.7 billion in aggregate principal was subordinated debt securities. $6.1 billion and $3.9 billion in senior and subordinated debt securities were issued by our consolidated subsidiaries, Capital One Bank (USA), National Association (“COBNA”) and Capital One, National Association (“CONA”), respectively.

General

The debt securities will be our direct unsecured obligations. The indentures do not significantly limit our operations. In particular, they do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control;” or

•

contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank equally with all of our other unsecured unsubordinated indebtedness. The subordinated debt securities will have a position junior to all of our senior indebtedness.

Because we are a holding company, dividends and fees from our subsidiaries are our principal source of revenues from which to repay the debt securities. Our subsidiaries engaged in the banking or credit card business can only pay dividends if they are in compliance with applicable United States federal and state regulatory requirements. Our right to participate in any asset distribution of any of our subsidiaries, including COBNA and CONA, on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that we may ourselves be an unsubordinated creditor of that subsidiary). As a result, the rights of holders of debt securities to benefit from those distributions will also be junior to the rights of all creditors of our subsidiaries. Consequently, the debt securities will be effectively subordinated to all liabilities of our subsidiaries. COBNA and CONA are subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which COBNA and CONA may pay dividends or otherwise supply funds to us or our other affiliates.

Terms

A prospectus supplement relating to the offering of any series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following (unless specified otherwise or in context, section references are to sections of both the senior indenture and subordinated indenture):

•	the title, series, form and type of the offered debt securities;

•	whether the offered debt securities will be senior or subordinated debt;

•	the indenture under which the offered debt securities are being issued;

•	whether the offered debt securities are to be issued in registered form, bearer form or both;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

•

the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

•

the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal of, premium, if any, interest on and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

•

whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof and, if so, the periods, prices, and other terms regarding such repurchase or redemption;

•	the denominations in which the offered debt securities will be issuable;

•

if other than the principal amount, the portion of the principal amount of the offered debt securities payable upon the acceleration of the maturity date or the method by which such portion is to be determined;

•

the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal of, premium, if any, interest on or additional amount, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•	the percentage of the principal amount or price at which the offered debt securities will be issued;

•

whether the amount of payments of principal of, premium, if any, interest on, or additional amount, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•	any changes to the covenants or additional events of default or covenants;

•

whether and upon what terms the offered debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal of, premium, if any, interest on, or additional amount, if any, due to the stated maturity date or a redemption date of the offered debt securities);

•	whether the offered debt securities will be convertible into our common stock and, if so, the initial conversion price, the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures. (Section 301)

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities will be listed on the applicable indenture trustee’s register for the applicable debt securities. (Sections 201 and 305)

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000. Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption, or conversion of senior and subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer. (Sections 302 and 305)

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations. These procedures and limitations will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. We have appointed an agency in New York, New York to make payments on the debt securities; however, we may change our agent from time to time. Any transfer of the debt securities will be registerable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. (Sections 1002 and 307) Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the trustee or in any other lawful manner. (Section 307)

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal of, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. (Sections 1001 and 1002)

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form. (Sections 201 and 203)

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

Under the senior indenture, we agree to the following:

•

Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and the corporate existence of each of our significant subsidiaries (as defined below) and our rights (charter and statutory) and franchises and those of each of our significant subsidiaries. However, neither we nor any of our significant subsidiaries will be required to preserve any of these rights or franchises if we or the significant subsidiary, as the case may be, determine that the preservation of these rights or franchises is no longer desirable in the conduct of our or its business, as applicable, and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the senior debt securities. (Section 1007)

•

The senior indenture contains a covenant by us limiting our ability to dispose of the voting stock of a significant subsidiary. A “significant subsidiary” is any of our majority-owned subsidiaries the consolidated assets of which (as reflected on our consolidated balance sheet) constitute 20% or more of our consolidated assets. This covenant generally provides that, except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” as long as any of the senior debt securities are outstanding:

•

neither we nor any of our significant subsidiaries will sell, assign, transfer or otherwise dispose of the voting stock of a significant subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, and we will not permit a significant subsidiary to issue voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertibles securities, options, warrants or rights, such significant subsidiary would cease to be a controlled subsidiary (as defined below); and

•

we will not permit a significant subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary. (Section 1005)

A “controlled subsidiary” is a significant subsidiary at least 80% of the voting stock of which is owned by us and/or one or more of our controlled subsidiaries.

The limitations described above do not apply to certain transactions required by law, rule, regulation or governmental order (including as a condition to an acquisition of another entity by us) or to any sale or transfer of assets in a securitization transaction.

Under the subordinated indenture, we agree to the following:

•

Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises. However, we will not be required to preserve any of these rights or franchises if we determine that the preservation of these rights or franchises is no longer desirable in the conduct of our business and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the subordinated debt securities. (Section 1007)

In addition, the senior indenture contains a covenant by us limiting our ability to create liens on the voting stock of a significant subsidiary. This covenant generally provides that, as long as any of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien upon a significant subsidiary’s voting stock, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, a significant subsidiary’s voting stock, directly or indirectly, to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the significant subsidiary’s voting stock or securities convertible into or options, warrants or rights to subscribe for or purchase the significant subsidiary’s voting stock to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), the significant subsidiary would not continue to be a controlled subsidiary, unless the senior debt securities are equally and ratably secured with any and all such indebtedness by this pledge, encumbrance or lien. (Section 1006)

Subordination of Subordinated Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities. Section references are to sections of the subordinated indenture.

Subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined below. Payments on subordinated debt securities also will be effectively subordinated if:

•	we are involved in insolvency, bankruptcy or similar proceedings;

•

the maturity of any series of our subordinated debt securities is accelerated because of certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•

we fail to pay the principal of, premium, if any, or interest on any senior indebtedness when due, or an event of default occurs and is continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 1601)

Because of this subordination, some of our creditors may receive more, ratably, than holders of subordinated debt securities if we are insolvent.

After all payments have been made to the holders of senior indebtedness, any holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of cash, property or securities from us applicable to such senior indebtedness until all amounts owing on the subordinated debt securities have been paid in full. (Section 1602)

“Senior indebtedness” includes: (1) the principal of, premium, if any, and interest on, whether outstanding now or incurred later, (a) all indebtedness for money borrowed by us, including indebtedness of others that we guarantee, other than the subordinated debt securities and the junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (b) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the subordinated debt securities; (2) all our capital lease obligations and any synthetic lease or tax retention operating lease; (3) all our obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements, but excluding trade accounts payable in the ordinary course of business; (4) all our obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (5) all our obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us.

Senior indebtedness does not include: (1) subordinated debt securities; (2) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and (3) any indebtedness between or among us and our affiliates, including (a) any junior subordinated debt securities, (b) trust preferred securities guarantees and (c) all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is our financing vehicle in connection with the issuance by such financing vehicle of trust preferred securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with, or junior to, the trust preferred securities guarantees.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, each indenture requires that:

•

the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

•

immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

•

either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture. (Section 801)

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and, except in the case of a lease, we will be released from all of our obligations and covenants under those documents. (Section 802)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures. (Section 305)

Conversion and Exchangeability

The holders of debt securities that are convertible into our common stock or exchangeable into other securities will be entitled to convert or exchange the debt securities under some circumstances. The terms of any conversion or exchange will be described in the applicable prospectus supplement.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amount payable on any debt security of such series when due and continuance of that default for 30 days;

•	failure to pay the principal of or any premium on any debt security of such series when due and payable;

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

•

failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series;

•

in the case of the senior debt securities, any event of default under any mortgage, indenture or other instrument securing or evidencing any indebtedness of us or any significant subsidiary for money borrowed, resulting in such indebtedness in principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, if the acceleration is not rescinded or annulled within 30 days after written notice;

•

in the case of the senior debt securities, certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries and in the case of the subordinated debt securities, certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	any other event of default included in any indenture or supplemental indenture. (Section 501)

If a default occurs with respect to any series of senior or subordinated debt securities, the applicable indenture trustee will give the holders of those debt securities notice of the default as and to the extent provided by the Trust Indenture Act. (Section 501)

If an event of default with respect to any series of senior debt securities occurs and continues, either the senior indenture trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or such lesser amount as may be provided for the senior debt securities of such series) of all the senior debt securities of that series to be due and payable immediately. Payment of the principal of subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of us or one of our major depositary institution subsidiaries. Subordinated debt securities cannot be accelerated if we default in our performance of any other covenant, including payment of principal or interest. (Section 502)

Any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained the majority holders may, under certain circumstances, void the declaration. “Majority holders” are the holders of a majority of the aggregate principal amount of outstanding senior or subordinated debt securities of that series. (Section 502)

The majority holders may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, for the senior or subordinated debt securities of that series. (Section 512). The applicable indenture trustee generally is not obligated to exercise any of its rights or powers under any senior or subordinated indenture at the request or direction of any of the holders, unless those holders offer the applicable indenture trustee reasonable indemnity. (Section 601)

A holder does not have the right to institute a proceeding with respect to the indenture, for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given written notice to the applicable indenture trustee of a continuing event of default;

•

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the applicable indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture, and such holders have offered to the applicable indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable indenture trustee has failed to institute a proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

•	the applicable indenture trustee has not received an inconsistent direction from the majority holders within such 60-day period. (Section 507)

However, these limitations do not apply to a suit for the enforcement of payment or conversion rights instituted on or after the respective due dates of the senior and subordinated debt securities of the applicable series. (Section 508)

Waivers of Certain Covenants and Past Defaults

The holders of not less than a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (1) a default in the payment of principal of, premium, if any, interest on or any additional amount, or (2) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series. (Sections 513 and 1008)

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least 66-2/3% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•

reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•

change the place of payment, the currency in which the principal of, any premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

•

reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

•

modify any of the provisions in the applicable indenture provisions described above under “Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities. (Section 902)

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•

to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•

to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

•

to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights. (Section 901)

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•

either (1) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (2) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

•

we have delivered to the applicable trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

•

we have delivered to the applicable trustee an opinion of counsel to the effect that the holders will have no federal income tax consequences as a result of the deposit or termination and if the applicable debt securities are listed on the New York Stock Exchange, an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, premium, if any, interest on, and any additional amounts, if any, with respect to the applicable debt securities when due. (Section 402)

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•

in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed to be outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed to be outstanding will be the principal face amount of the indexed security at original issuance;

•

in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed to be outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not to be outstanding. (Section 101)

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries conduct banking transactions with the indenture trustees, and the indenture trustees conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

Our Restated Certificate of Incorporation authorizes our Board of Directors, or the Board, to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our Restated Certificate of Incorporation. As of December 31, 2014, 1,875,000 shares of preferred stock were issued and outstanding.

General

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our Restated Certificate of Incorporation and the certificate of designation relating to the particular series of preferred stock, for provisions that may be important to you. Our Restated Certificate of Incorporation has been filed as an exhibit to the registration statement of which this prospectus is a part. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or its method of calculation, and the dates on which dividends will be payable;

•	whether the dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	whether we have elected to offer depositary shares, as described below;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for common stock or other securities; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock record books of the Corporation or, if applicable, the records of the depositary on the record dates fixed by the Board or its committee. Dividends on any series of preferred stock may be cumulative or noncumulative. The Corporation’s ability to pay dividends on the preferred stock depends on the ability of COBNA and CONA to pay dividends to the Corporation. The ability of the Corporation, COBNA and CONA to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve Board.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the preferred stock unless we have paid or set apart funds for the payment of dividends on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with any equally ranked securities.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets.

Because the Corporation is a holding company, the rights of its stockholders to participate in the assets of any subsidiary, including COBNA and CONA, upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement.

In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities, including:

•	the number of shares of common stock or other securities into which the shares of preferred stock are convertible or for which the shares of preferred stock may be exchanged;

•	the conversion price or exchange price or manner of calculation;

•	the conversion period or exchange period;

•	provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our option, if applicable;

•	any events requiring an adjustment of the conversion price or exchange price; and

•	provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF COMMON STOCK

The Corporation is authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of December 31, 2014, 553,391,311 shares of common stock were issued and outstanding. The common stock is traded on the New York Stock Exchange under the symbol “COF.” All outstanding shares of common stock are and will be fully paid and nonassessable.

The following summary is not complete, and you should refer to the applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation and Amended and Restated Bylaws for additional information. See “Where You Can Find More Information.”

Voting and Other Rights

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the Restated Certificate of Incorporation or the Amended and Restated Bylaws, a majority of the votes cast is required for all actions to be taken by stockholders. Directors in uncontested elections shall be elected by a majority of votes cast; however, in contested elections, a plurality standard shall apply. Stockholders do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of the shares voting in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund or conversion rights.

The foregoing rights may be subject to voting and other rights that we may grant from time to time to the holders of other classes of our securities.

For a more detailed description of the terms of these and similar rights granted to the holders of other classes of our securities, please refer to the applicable prospectus supplement for any offering of our common stock pursuant to this registration statement and to the documents and other information that we incorporate by reference elsewhere in this prospectus. See “Where You Can Find More Information.”

Distribution

To the extent outstanding preferred stock provides for a dividend preference, any dividends payable on our common stock are subject to such preference. Dividends must be declared by the Board out of legally available funds. If we liquidate, dissolve or wind up our affairs, common stockholders are entitled to share proportionately in the assets available for distribution to common stockholders.

Anti-Takeover Provisions of the Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws could make more difficult or discourage a tender offer, proxy contest or other takeover attempt that is opposed by the Board but which might be favored by the stockholders. The Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as exhibits to the registration statement, and certain provisions are summarized below.

Board of Directors. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, other than directors elected by any series of preferred stock, directors will be elected annually to one-year terms in office.

Number of Directors; Removal; Filling Vacancies. Generally, our Board must consist of between three and seventeen directors, and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office. Therefore, unless the Amended and Restated Bylaws are further amended, the Board could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with the stockholder’s own nominees.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. Our Restated Certificate of Incorporation provides that directors may be removed without cause, except that directors serving the remainder of a three-year term in office may be removed only for cause. It also provides that directors may only be removed, whether for or without cause, upon the affirmative vote of holders of at least a majority of the voting power of all of the then-outstanding shares of stock entitled to vote generally in the election of directors.

No Stockholder Action by Written Consent; Special Meetings. Stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent. Under circumstances described in the Amended and Restated Bylaws, special meetings of stockholders can be called by the Chair of the Board or by the Board pursuant to a resolution adopted by a majority of the Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting. Moreover, any special meeting of stockholders is limited to the business in the notice of the special meeting sent to the stockholders before the meeting.

The provisions prohibiting stockholder action by written consent and prohibiting stockholders from calling a special meeting could delay consideration of a stockholder proposal until our next annual meeting. This would prevent the holders of our stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder cannot force stockholder consideration of a proposal over the opposition of the Chair of the Board and the Board by calling a special meeting of stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Only people who are nominated by, or at the direction of, the Board, or by a stockholder who has given proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chair of the Board, the Board or a stockholder who has given proper notice. A stockholder’s notice to us proposing to nominate a person for election as a director must also contain certain information described in the Amended and Restated Bylaws.

In October 2013, the Board approved changes to the Corporation’s Amended and Restated Bylaws. The amendments included the following changes, among others:

•	clarifying that the advance notice bylaw represents the exclusive means for a stockholder to bring nominations or other business proposals before a meeting of stockholders;

•

changing the advance notice period for stockholder nominations or business proposals at annual meetings of stockholders from 70 to 90 days before the first anniversary of the preceding year’s annual meeting to 90 to 120 days before such anniversary;

•

expanding the scope of disclosures required of a stockholder seeking to bring a nomination or other business proposal before a stockholder meeting and requiring the stockholder to update such disclosure as needed so that it remains accurate as of 10 business days prior to the meeting date; and

•	adding that the Corporation may require proposed nominees for director to furnish additional information regarding the eligibility of the nominee to serve as an independent director.

You should refer to our Amended and Restated Bylaws for more information, including the process and timing requirements for a stockholder notice.

Some of the effects of the provisions described above and in the Amended and Restated Bylaws include:

•	the Board will have a longer period to consider the qualifications of the proposed nominees and, if deemed necessary or desirable, to inform stockholders about the qualifications;

•

there will be an orderly procedure for conducting annual meetings of stockholders and informing stockholders, prior to the meetings, of any business proposed to be conducted at the meetings, including any Board recommendations; and

•

contests for the election of directors or the consideration of stockholder proposals will be precluded if the procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

Business Combinations. Certain mergers, share exchanges or sales of our assets with or to interested stockholders, as defined below, must be approved by the affirmative vote of the holders of at least 75% of our voting stock, voting together as a single class, including 75% of our voting stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Restated Certificate of Incorporation requires this affirmative vote even if no vote is required, or a lesser percentage is specified, by law or any national securities exchange or otherwise. This affirmative vote is not required in two situations. First, it is not required if the business combination has been approved by a majority of uninterested, continuing directors. Second, it is not required if certain price and procedure requirements designed to ensure that our stockholders receive a “fair price” for their common stock are satisfied. Our Restated Certificate of Incorporation defines an interested stockholder as any person, other than us or any of our subsidiaries, who or which:

•	itself or along with its affiliates beneficially owns, directly or indirectly, more than 5% of the then-outstanding voting stock;

•

is an affiliate of us and at any time within the two-year period immediately prior to the date in question itself or along with its affiliates beneficially owned, directly or indirectly, 5% or more of the then-outstanding voting stock; or

•

owns any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if the transfer of ownership occurred in the course of a non-public transaction or series of non-public transactions.

Liability of Directors; Indemnification. A director generally will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director. A director may be held liable, however, for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	paying a dividend or approving a stock repurchase in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

We indemnify our officers and directors against lawsuits by third parties to the fullest extent of the law. We may agree with any person to provide an indemnification greater than or different from the indemnification provided by the Restated Certificate of Incorporation.

Amendments. The Restated Certificate of Incorporation generally may be amended with a majority vote of the stockholders, but some provisions, including some of the provisions discussed above, can only be amended with an affirmative vote of the holders at least 80% of the then-outstanding voting stock, including the affirmative vote of the holders of 80% of the then-outstanding voting stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. The Amended and Restated Bylaws generally may be amended by the Board or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least a majority of the then-outstanding voting stock is required. These vote requirements prevent a stockholder with less than a majority of the common stock from circumventing the requirements of the Amended and Restated Bylaws or a stockholder with only a majority of the common stock from circumventing certain provisions of the Restated Certificate of Incorporation by simply amending or repealing them.

Anti-Takeover Legislation

We are a Delaware corporation and are governed by Section 203 of the Delaware General Corporation Law. This provision generally states that, subject to some exceptions, a corporation cannot engage in any business combination with any “interested stockholder” for three years after the time that the stockholder became an interested stockholder unless the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Delaware law defines an interested stockholder to include any person, and its affiliates and associates, that owns 15% or more of the outstanding voting stock of the corporation, or that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date.

Although stockholders may elect to exclude a corporation from Section 203’s restrictions, our Restated Certificate of Incorporation and Amended and Restated Bylaws do not exclude us from Section 203’s restrictions. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the Board, since Section 203 does not require stockholder approval for a corporation to engage in any business combination with any interested stockholder, if the board of directors prior to the time that such stockholder became an interested stockholder approved either the business combination or the transaction in which the stockholder became an interested stockholder. Business combinations are discussed more fully above.

Dividend Reinvestment Plan

Our dividend reinvestment and stock purchase plan (as amended and supplemented, the “DRIP Program”) provides stockholders with the opportunity to purchase additional shares of our common stock by reinvesting all or a portion of their dividends on shares of common stock. It also provides existing stockholders with the option to make cash investments monthly, subject to a minimum monthly limit of $50 and a maximum monthly limit of $10,000. Optional cash investments in excess of $10,000 may be made only with our express permission, and, in our sole discretion, we may grant a discount for such optional cash investments (from 0% to 5%). We use proceeds from the DRIP Program for general corporate purposes.

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any preferred stock, depositary shares, purchase contracts, warrants or units issued by us that may be offered pursuant to this prospectus.

RESALE BY SELLING SECURITYHOLDERS

Selling securityholders may use this prospectus in connection with offering our securities for resale. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities offered for resale. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the resales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the resale of our securities. We will not receive any proceeds from resales by selling securityholders.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Unless we indicate otherwise in the applicable prospectus supplement, the debt securities, common stock, preferred stock or other securities described herein, which we refer to collectively as the securities, will be book-entry securities. All book-entry securities of the same issue initially will be represented by one or more fully registered global securities. Each global security will be deposited upon issuance with, or on behalf of, The Depository Trust Company, as depositary (“DTC”), and will be registered in the name of DTC or a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. DTC will thus be the only registered holder of the securities and will be considered the sole owner of the securities for purposes of any indenture, warrant agreement, unit agreement, purchase contract, or similar agreement governing the terms of such securities, as applicable, which we refer to as a governing agreement.

Global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at http://www.dtcc.com/ and http://www.dtc.org/.

DTC has also advised us that, upon the issuance of a global security evidencing any securities, it will credit, on its book-entry registration and transfer system, the respective principal or face amounts of the securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities that are participants may hold their interests therein directly through DTC. Investors in the global securities that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered holder of such global security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the securities represented by such global security for all purposes under the governing agreement applicable to that global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the governing agreement applicable to that global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of securities under the governing agreement applicable to that global security. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a global security desires to give any consent or take any action under the governing agreement applicable to that global security, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Unless we indicate otherwise in the applicable prospectus supplement, any payments due with respect to any securities (including payments of principal and interest with respect to debt securities and dividends with respect to equity securities) that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global securities representing the securities. Neither we, nor any trustee, registrar, paying agent or other agent in respect of the securities, nor any other agent of us or any such person will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment in respect of a global security, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal or face amount of the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in a global security held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any trustee, registrar, paying agent or other agent in respect of the securities, nor any agent of us or of any such person. Neither we nor any such person or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the securities, and we and any such person or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same- day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of securities only at the direction of one or more participants to whose account DTC has credited the interests in the applicable global security and only in respect of such portion of the aggregate principal or face amount of the securities as to which such participant or participants has or have given such direction.

Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the related securities in certificated form and will not be considered the holders of the related securities for any purpose under the governing agreement applicable to that global security, and no global security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the applicable governing agreement. However, if there is an event of default under any applicable governing agreement, DTC reserves the right to exchange the relevant global securities for securities in certificated form, and to distribute such securities to the participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any indenture trustee, nor any agent of us or of any such person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

CERTAIN LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon certain legal matters in connection with the securities. Gibson, Dunn & Crutcher LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future. Morrison & Foerster LLP will pass upon certain legal matters for the underwriters.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Capital One Financial Corporation

$1,250,000,000 3.200% Senior Notes Due 2023

$350,000,000 Floating Rate Senior Notes Due 2023

$1,400,000,000 3.800% Senior Notes Due 2028

Prospectus Supplement

January 25, 2018

Joint Book-Running Managers

Citigroup

Credit Suisse

Goldman Sachs & Co. LLC

Morgan Stanley

Capital One Securities

Co-Managers

Academy Securities

CastleOak Securities, L.P.

Ramirez & Co., Inc.

The Williams Capital Group, L.P.